UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Bragg Capital Trust
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder,

I am writing to request that you take action on an upcoming proxy vote regarding your ownership position in shares of the Queens Road Funds. The following is a brief summary of proposed actions affecting your shares in the Queens Road Funds. Proxy materials will be sent to you by email or US mail within the next five days. Please carefully review these materials for a detailed description.

Summary

Bragg Financial Advisors (“BFA”), Advisor to the Queens Road Funds (“the Funds”), has entered into a partnership with First Pacific Advisors (“FPA”). The terms of the partnership include the following:

1.	FPA would be named Advisor to the Funds and would be responsible for administration and distribution of the Funds;
2.	BFA would be named Sub-Advisor to the Funds;
3.	Steve Scruggs of BFA would remain Portfolio Manager for the Funds;
4.	The Queens Road Small Cap Value Fund would be named the FPA Queens Road Small Cap Value Fund and the Queens Road Value Fund would be named the FPA Queens Road Value Fund.

Lower Pricing

Of particular significance, the proposed action will create a lower cost institutional share class which will be available to current shareholders of the Funds.

1.	The net expense ratio of the FPA Queens Road Small Cap Value Fund will be .89%, compared to current pricing of 1.18%.
2.	The net expense ratio of the FPA Queens Road Value Fund will be .65%, compared to current pricing of .95%.

Items for Vote

To complete the actions described by your proxy materials, we respectfully request your prompt approval as a shareholder. Please vote your shares in favor of:

1.	The election the proposed nominees to the Queens Road Board;
2.	The approval of an advisory agreement between the Trust with respect to each Fund and FPA; and
3.	The approval of a sub-advisory agreement between FPA and BFA on behalf of each Fund.

Instructions for Voting

1.	Be on the lookout for proxy materials in the mail or by email within the next five days.
2.	Please call 1-800-690-6903 with your proxy card in hand and follow the voice instructions. Voting will take about 3 minutes.
3.	Alternatively, you may vote by mail by completing and returning the proxy form in the envelope provided.
4.	Please vote your proxy no later than Friday, September 25th.

Please contact us at Bragg Financial Advisors if you have questions. You may reach Dave Kania at 704-714-7729 or John Bragg at 704-377-0261. We are excited about this new chapter for the Queens Road Funds and we appreciate your taking time to review the proxy materials and submit your vote.

Sincerely,

Benton

Benton S. Bragg, CFA, CFP®